UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On April 3, 2007 and April 4, 2007, members of Southern Union Company senior management will hold one on one meetings with current and potential investors at the Howard Weil 35th Annual Energy Conference in New Orleans, LA. The presentation to be provided to investors in the meetings is attached hereto as Exhibit 99.1. This presentation is posted on Southern Union Company’s web site at www.sug.com and will focus on the Company’s recently issued Strategic Plan and Outlook, including generating value for shareholders through substantial organic growth projects, new initiatives, including the formation of a master limited partnership, and the preservation of the Company’s investment grade credit ratings. The presentation also includes previously issued earnings guidance for 2007.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

        Exhibit No.                   Exhibit

99.1	Company Strategic Plan and Outlook, presented by Southern Union Company on April 3, 2007 and April 4, 2007 at the “Howard Weil 35th Annual Energy Conference."

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: April 2, 2007	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

          Exhibit No.                     Description

99.1	Company Strategic Plan and Outlook, presented by Southern Union Company on April 3, 2007 and April 4, 2007 at the “Howard Weil 35th Annual Energy Conference."